FORM OF

AMENDMENT NUMBER 2

TO THE

INVESTMENT MANAGEMENT AGREEMENT

This AMENDMENT NUMBER 2 (the “Amendment”) amends that certain INVESTMENT MANAGEMENT AGREEMENT, dated March 14, 2016 (the “Agreement”), by and between Hartford Funds Management Company, LLC (the “Adviser”), Hartford Series Fund, Inc. (“HLS”), and Hartford HLS Series Fund II, Inc. (“HLS II”) (each a “Company”), on their own behalf and on behalf of each series listed on Schedule A hereto (collectively, the “Funds”), and is effective as of September 25, 2020 (the “Effective Date”).

WHEREAS, the Adviser and each Company desire to amend Schedules A and B to reflect the changes to the Funds listed in each schedule, as previously approved by the HLS and HLS II Boards of Directors (the “Board”);

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 14 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached amended Schedule A and Schedule B to the Agreement.

2.	The changes to Schedules A and B of the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

3.	Except as amended by this Amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Boards.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Hartford Funds Management Company, LLC

By:
Name: Gregory A. Frost
Title: Chief Financial Officer

Hartford Series Fund, Inc. on behalf of each of its series listed on Schedule A

By:
Name: Thomas R. Phillips Title: Vice President and Secretary

Hartford HLS Series Fund II, Inc. on behalf of each of its series listed on Schedule A

By:
Name: Thomas R. Phillips Title: Vice President and Secretary

Schedule A

List of Portfolios

This Schedule A to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, Hartford Series Fund, Inc., and Hartford HLS Series Fund II, Inc. dated March 14, 2016, is effective as of September 25, 2020.

HARTFORD SERIES FUND, INC.

ON BEHALF OF:

Hartford Balanced HLS Fund1

Hartford Capital Appreciation HLS Fund1

Hartford Disciplined Equity HLS Fund1

Hartford Dividend and Growth HLS Fund1

Hartford Healthcare HLS Fund1

Hartford International Opportunities HLS Fund1

Hartford MidCap HLS Fund2

Hartford Small Company HLS Fund1

Hartford Stock HLS Fund1

Hartford Total Return Bond HLS Fund1

Hartford Ultrashort Bond HLS Fund1

HARTFORD HLS SERIES FUND II, INC.

ON BEHALF OF:

Hartford Small Cap Growth HLS Fund2

1 Effective as of March 14, 2016. Approved by shareholders at a shareholder meeting on March 14, 2016.

2 Effective as of April 19, 2016. Approved by shareholders at a shareholder meeting on April 19, 2016.

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, Hartford Series Fund, Inc., and Hartford HLS Series Fund II, Inc. dated March 14, 2016, is effective as of September 25, 2020.

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.6800%
Next $250 million	0.6550%
Next $500 million	0.6450%
Next $4 billion	0.5950%
Next $5 billion	0.5925%
Amount Over $10 billion	0.5900%

Hartford Capital Appreciation HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford Disciplined Equity HLS Fund

Average Daily Net Assets	Annual Rate

First $1 billion	0.6000%
Next $4 billion	0.5500%
Next $5 billion	0.5300%
Amount Over $10 billion	0.5000%

Hartford Dividend and Growth HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.6900%
Next $250 million	0.6425%
Next $500 million	0.6325%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford Healthcare HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.8500%
Next $250 million	0.8000%
Next $4.5 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

Hartford International Opportunities HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford MidCap HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $4 billion	0.6250%
Next $5 billion	0.6225%
Amount Over $10 billion	0.6200%

Hartford Small Company HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $500 million	0.6000%
Next $3.5 billion	0.5500%

Next $5 billion	0.5300%
Amount Over $10 billion	0.5200%

Hartford Stock HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.5250%
Next $250 million	0.5000%
Next $500 million	0.4750%
Next $4 billion	0.4500%
Next $5 billion	0.4475%
Amount Over $10 billion	0.4450%

Hartford Total Return Bond HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.5250%
Next $250 million	0.5000%
Next $500 million	0.4750%
Next $1.5 billion	0.4500%
Next $2.5 billion	0.4450%
Next $5 billion	0.4300%
Amount Over $10 billion	0.4200%

Hartford Ultrashort Bond HLS Fund

Average Daily Net Assets	Annual Rate

First $5 billion	0.4000%
Next $5 billion	0.3800%
Amount Over $10 billion	0.3700%

HARTFORD HLS SERIES FUND II, INC.

Hartford Small Cap Growth HLS Fund

Average Daily Net Assets	Annual Rate

First $100 million	0.7000%
Next $4.9 billion	0.6000%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%